                                    EXHIBIT 4

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              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


=====================                                      =====================
                               OC FINANCIAL, INC.
        No.                       DUBLIN, OHIO                       No.

=====================                                      =====================
                          FULLY PAID AND NON-ASSESSABLE
                            PAR VALUE $0.01 PER SHARE


                                                  THE SHARES REPRESENTED BY THIS
                                                      CERTIFICATE ARE SUBJECT TO
                                                  RESTRICTIONS, SEE REVERSE SIDE

THIS CERTIFIES that                                              is the owner of

                             SHARES OF COMMON STOCK
                                       of
                               OC FINANCIAL, INC.
                             a Maryland corporation


        The shares evidenced by this certificate are transferable only on the books of OC Financial, Inc. by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed. The capital stock evidenced hereby is not an account of an insurable type and is not insured by the Federal Deposit Insurance Corporation or any other Federal or state governmental agency.

        IN WITNESS WHEREOF, OC Financial, Inc. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed this ____ day of
______________________.





                                     [SEAL]
By_________________________________          By_________________________________
  DIANE M. GREGG                               ROBERT W. HUGHES
  CORPORATE SECRETARY                          CHAIRMAN OF THE BOARD, CHIEF
                                               EXECUTIVE OFFICER AND
                                               PRESIDENT

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        The Board of Directors of OC Financial, Inc. (the "Company") is
authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any stockholder upon request and without charge a full description of each class of stock and any series thereof.

        The shares evidenced by this certificate are subject to a limitation contained in the Articles of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

        The shares represented by this certificate may not be cumulatively voted on any matter. The Articles of Incorporation require the affirmative vote of the holders of at least two-thirds of the voting stock of the Company, voting together as a single class, to approve certain transactions and to amend the Articles of Incorporation, unless such transactions or amendments have been approved by at least two-thirds of the Board of Directors of the Company.

        The following abbreviations when used in the inscription on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations.

        TEN COM     - as  tenants in common           UNIF GIFT MIN ACT       ___________ Custodian ___________
                                                                                 (CUST)                 (MINOR)
        TEN ENT     - as tenants by the entireties
                                                                              Under Uniform Gifts to Minors Act
        JT TEN      - as joint tenants with right
                      of survivorship and not as                              _________________________________
                      tenants in common                                                    (STATE)

Additional abbreviations may also be used though not in the above list

For value received, ____________________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

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              (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE)

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Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
________________________________________________________________________
Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated,__________________________

In the presence of                          Signature:

____________________________________        ____________________________________


NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.